EXHIBIT N
                            ---------

                 WYNNCHURCH CAPITAL PARTNERS, LP
            WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.



August 4, 2002


Alternative Resources Corporation
600 Hart Road
Suite 300
Barrington, IL  60010

Re:  Board Composition of Alternative Resources Corporation (the
     "Company").

Gentlemen:

     Section 7.5 (g) (iii) of The Securities Purchase Agreement dated January 31, 2002 among us ("SPA") provides in part that:

     "So long as either (x) $2,500,000 in aggregate principal amount of Notes are held by Purchasers or (y) Warrants or Warrant Shares representing at least twenty percent (20%) of the outstanding shares of Common Stock (assuming exercise of the Warrants in full) are held by Purchasers, the Company shall (i) cause the number of members of the Board to equal the sum of (5) plus the number of Wynnchurch Directors and (ii) use its best efforts to ensure that the Wynnchurch Directors continue to serve as members of the Board."

     In connection with the expansion of the size of the Board of Directors to ten (10) members to accommodate the election of Robert Stanojev as Chairman of the Board, it is agreed that effective with Mr. Stanojev's election, the number of members of the Board shall equal the sum of six (6) plus the number of Wynnchurch Directors until the earlier of (i) the resignation of a director other than a Wynnchurch Director or (ii) the 2003 annual meeting of the Company stockholders, whereupon the original provision of Section 7.5 (g) (iii) shall again take effect.

     Capitalized terms used but not defined herein shall have the meanings given to them in the SPA.

      [SIGNATURES ON FOLLOWING PAGE]






                           Exhibits:  Page 23

     SIGNATURE PAGE TO WAIVER OF PROVISION REGARDING NUMBER OF
BOARD SEATS



                              WYNNCHURCH CAPITAL PARTNERS, L.P.

                              By:  Wynnchurch Partners, L.P.,
                                   its general partner

                                   By:  Wynnchurch Management Inc.,
                                        its general partner


                                   By:/s/ John Hatherly
                                      -----------------
                                   Name:  John Hatherly
                                   Title: President

                              WYNNCHURCH CAPITAL PARTNERS CANADA,
                              L.P.

                              By:  Wynnchurch Partners Canada, L.P.,
                                   its general partner

                                   By:  Wynnchurch GP Canada, its
                                        general partner


                                   By:/s/ John Hatherly
                                      -----------------
                                   Name:  John Hatherly
                                   Title: President

                              ALTERNATIVE RESOURCES CORPORATION


                              By:/s/ George Watts
                              -------------------
                              Name:  George Watts
                              Title: President and
                                     Chief Executive Officer

























                                 Exhibits:  Page 24